As filed with the Securities and Exchange Commission on February 12, 1998

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            CONSUMERS WATER COMPANY
               (Exact name of registrant as specified in charter)


                MAINE                                 01-0049450
     (State or other jurisdiction                   (IRS Employer
   or incorporation or organization)             Identification No.)


                               Three Canal Plaza
                             Portland, Maine 04101
             (Address of principal executive offices and Zip Code)


                                 (207) 773-6438
              (Registrant's telephone number, including area code)

                     BRIAN R. MULLANY, Secretary and Clerk
                            Consumers Water Company
                               Three Canal Plaza
                             Portland, Maine 04101
                    (Name and Address of agent for service)


                                   Copies to:
                              Keith C. Jones, Esq.
                          Drummond Woodsum & MacMahon
                             245 Commercial Street
                             Portland, Maine 04101


      Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [XX]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


================================================================================
                                         Proposed      Proposed
                                          maximum       maximum
Title of each class                      offering      aggregate      Amount of
   of securities        Amount to be       price       offering     registration
 to be registered        Registered      per unit*      price*          fee*
--------------------------------------------------------------------------------

Common Shares (par
 value $1.00)          500,000 shares     $19.50      $9,750,000      $2,877
================================================================================


<F*>  Estimated for the purpose of calculating the registration fee only and not as a representation of the actual offering price. Pursuant to Rule 457(c) the registration fee has been calculated on the basis of $19.50 per share, which equals the average of the high and low prices of the common shares of the Company on February 9, 1998 as reported on the NASDAQ Stock Market.


PURSUANT TO RULE 429, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT WILL SERVE AS AN UPDATED PROSPECTUS FOR REGISTRATION STATEMENT NO. 33-59375.




                            Consumers Water Company
                           DIVIDEND REINVESTMENT AND
                           COMMON SHARE PURCHASE PLAN

                              -------------------

      The Dividend Reinvestment and Common Share Purchase Plan, as amended (the "Plan"), of Consumers Water Company (the "Company") provides shareholders of the Company with a simple and convenient method of purchasing additional common shares, without payment of any brokerage commission or service charge. Any holder of record of common or preferred shares of the Company is eligible to join the Plan. Participants who are already enrolled in the Plan will continue to participate in the Plan without any further action on their part.

      Holders of the Company's common and/or preferred shares who elect to participate may:

      -- Have cash dividends on all or some of their shares automatically reinvested in additional common shares at current market prices;

      -- Make optional cash investments of not less than $10 per Cash Investment Date nor more than $50,000 per calendar year;

      -- Have shares held under the Plan for safekeeping only, provided that no optional cash investments may be made by participants who do not have dividends reinvested under the Plan.

      The price of common shares purchased directly from the Company for participants in the Plan will be the average of the closing prices for the Company's common shares as quoted on the Nasdaq Stock Market ("Nasdaq") for each of the last five trading days up to and including the date as of which the investment is made or, if no such closing prices are quoted by Nasdaq, as determined in accordance with a method adopted by the Company. The Dividend Investment Dates are the dividend payment dates and the Cash Investment Dates are the first days of every month.

      The price of common shares purchased in the open market or through negotiated transactions will be the weighted average price for all shares purchased by the Agent for the Plan during the Investment Period. The Investment Period is the 30-day period beginning on the Dividend Investment Date or Cash Investment Date.

      This Prospectus relates to 500,000 common shares of the Company. It is suggested that this Prospectus be retained for future reference.

                              -------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                The date of this Prospectus is February 12, 1998



                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at te Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, DC 20549, at prescribed rates. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission (File No. 0-493):

            1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to the 1934 Act.

            2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 filed pursuant to the 1934 Act.

            3. The Company's definitive Proxy Statement dated April 1, 1997 in connection with its Annual Meeting of Stockholders, filed pursuant to the 1934 Act.

            4. The description of the common shares which is contained in the Registration Statement on Form 10 filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description under the 1934 Act.

      All reports and other documents filed by the Company pursuant to Section 13, 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering of common shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such reports and documents.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Written requests for such copies should be directed to Consumers Water Company, P.O. Box 599, Portland, ME 04112,
Attention: Brian R. Mullany, Secretary.

                                  THE COMPANY

      The Company is a holding and management company. Its principal business is the ownership and operation, through subsidiary companies, of systems for the collection, treatment and distribution of water for public and private use to industrial, commercial and residential consumers, to other utilities for resale and for private and municipal fire protection purposes. The Company owns directly or indirectly at least 90% of the voting shares of 8 water companies which operate 28 separate systems providing water service to approximately 228,000 customers in six states.

      The Company's water subsidiaries are the principal source of consolidated net income from operations. The Company's five largest water subsidiaries, Consumers Ohio Water Company; Consumers Pennsylvania Water Company--Shenango Valley Division; Consumers Illinois Water Company; Consumers New Jersey Water Company; and Consumers Pennsylvania Water Company--Roaring Creek Division accounted for approximately 84% of consolidated operating revenues of the water utilities and 84% of consolidated water net utility plant in 1996. The Company's water subsidiaries operate under regulations imposed by the respective state utility regulatory agencies where they carry on their operations.

      The Company was incorporated under the laws of Maine in 1926. Its executive offices are located at Three Canal Plaza, Portland, Maine 04101, its mailing address is P.O. Box 599, Portlad, Maine 04112, and its telephone number is (207) 773-6438. Inquiries regarding the Plan may be made to the Plan Agent, First Union National Bank (the "Agent") at the following address: 1525 West W.T. Harris Boulevard, Building 3C3, Charlotte, NC 28288-1153, Attention:
Shareholder Customer Service, or by calling First Union National Bank at (800) 829-8432.

                            DESCRIPTION OF THE PLAN

      The Company has had a dividend reinvestment plan for some time. The Plan as described herein is an amended form of the Company's Economic Recovery Tax Act of 1981 Qualified Dividend Reinvestment and Common Share Purchase Plan.

      The following is a question and answer statement of the provisions of the Plan, as amended. It summarizes certain provisions of the Plan and is qualified in its entirety by reference to the Plan which is filed as an exhibit to the registration statement.

Purpose

1. What is the purpose of the Plan?

      The purpose of the Plan is to provide holders of record of the Company's common and preferred shares with a convenient method of investing cash dividends and optional cash investments in additional common shares of the Company without payment of any brokerage commission or service charge. When common shares are purchased under the Plan directly from the Company, the Company will receive additional equity funds which will be made available to its subsidiaries for capital expenditures for extensions, additions and improvements to utility plant, or applied toward payment of indebtedness of the Company or its subsidiaries incurred for such expenditures or used for potential acquisitions or for the Company's other corporate purposes. See "Use of Proceeds".

Advantages

2. What are the advantages of the Plan?

      Participants in the Plan may (a) have cash dividends on all of their common and/or preferred shares automatically reinvested in common shares and in addition make optional cash investments, (b) have cash dividends on only a portion of their common and/or preferred shares automatically reinvested in common shares and in addition make optional cash investments, or (c) have shares held under the Plan for safekeeping only, provided that no optional cash investments may be made by participants who do not have dividends reinvested under the Plan. Cash dividends upon shares which are not to be reinvested are paid directly to the participant for whose benefit such shares are held.

      Optional cash investments may be made on a monthly basis in amounts from $10 minimum per Cash Investment Date to $50,000 maximum per calendar year. No commission or service charge is paid by participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends on fractions of shares, as well as full shares, will be credited to participants' accounts. The Agent will provide simplified record keeping for shares held by the Agent on behalf of participants under the Plan.

      The Plan also provides, at no cost to the participant, for the safekeeping of share certificates of all participants by the Agent.

Administration

3. Who administers the Plan?

      The Company has appointed First Union National Bank to hold shares purchased under the Plan on behalf of participants and make open market and negotiated purchases of shares as agent for participants. The Agent will administer the Plan and keep a continuous record of each participating shareholder's activities and send a statement of account to each participant following each purchase of shares to be held by the Agent on that participant's behalf.

Participation

4. Who is eligible to participate?

      All holders of record of common and/or preferred shares of the Company are eligible to participate in the Plan. Beneficial owners of common or preferred shares whose shares are registered in names other than their own must arrange with the shareholders of record for participation. To facilitate this, the Agent will provide forms for brokers and bank nominees to participate, after signing a contract, on a dividend-by-dividend basis on behalf of beneficial owners. If for any reason a beneficial owner is unable to arrange participation with his broker or bank nominee, the owner must become a record holder by having the shares transferred to the owner's name.

5. How does an eligible shareholder participate?

      A holder of record of common or preferred shares may join the Plan by checking the appropriate box on the Authorization Form and signing and returning it to the Agent. A postage-paid, pre-addressed envelope is provided for this purpose. An Authorization Form may be obtained by a shareholder at any time by written request to the Agent at 1525 West W.T. Harris Boulevard, Building 3C3, Charlotte, NC 28288-1153, Attention: Shareholder Customer Service, or by calling the Shareholder Customer Service Department of the Agent at (800) 829-8432.

      In all cases, an Authorization Form or written notification of other instructions must be signed by or on behalf of all owners of record. When shares are held by joint tenants, all should sign. When an Authorization Form or written notification is signed by an executor, administrator, trustee or guardian, or as attorney, the capacity in which the Authorization Form or notification is signed must be specified. An Authorization Form or written notification of a corporate or other organizational owner should be signed by an authorized officer or other official, identified as such.

6. When may a shareholder join the Plan?

      A holder of record of the Company's common or preferred shares may join the Plan at any time. If the Authorization Form is received by the Company after the fifth business day preceding a Dividend Investment Date, reinvestment of dividends will not begin until the next following dividend. Dividends on the common shares are normally payable on the twenty-fifth day of February, May, August and November. Dividends on the preferred shares are normally payable on the first day of January, April, July and October. The record date, from which entitlement to common and/or preferred dividends is determined, is generally from ten to twenty days preceding the payment date.

7. What does the Authorization Form provide?

      By means of the Authorization Form a shareholder may participate in the Plan through the following options:

      A shareholder checking the "Full Dividend Reinvestment" box directs the Company to provide for the investment in additional common shares to be held by the Agent on the shareholder's behalf (i) cash dividends on all of the common and/or preferred shares registered in the shareholder's name as well as on all of the shares credited to the shareholder's account under the Plan and (ii) any optional cash investment made within the limits described in Question 14 below.

      A shareholder checking the "Partial Dividend Reinvestment" box and (i) designating in the appropriate space the number of common or preferred shares registered in the shareholder's name on which cash dividends are to continue to be received, directs the Company to provide for the investment in additional common shares to be held by the Agent on the shareholder's behalf cash dividends on the remaining number of common or preferred shares registered in the shareholder's name as well as on all of the shares to be credited to the shareholder's account under the Plan or (ii) designating the amount of dividends which are to continue to be paid in cash, directs the Company to provide for the investment in additional common shares to be held by the Agent on the shareholder's behalf cash dividends, if any, in excess of the amount specified and payment to such shareholder of cash dividends up to the amount specified. Shareholders who have dividends reinvested under the Plan may also make optional cash investment within the limits described in Question 14 below.

      A shareholder checking the "safekeeping only" box on the Authorization Form provides for the safekeeping of any shares held on behalf of that shareholder under the Plan and the payment of cash dividends on such shares dirctly to the participant. Optional cash investments may be made only by participants who have dividends reinvested on some or all of their shares in the Plan. Participants who have elected the "safekeeping only" option and wish to have all or a portion of their dividends reinvested or to make optional cash investments must provide the Agent with a new Authorization Form with the appropriate box checked off.

      If a signed Authorization Form is returned to the Agent without one of the boxes checked, the shareholder will be enrolled under the "Full Dividend Reinvestment" option. If a signed Authorization Form is returned to the Agent with the "Partial Dividend Reinvestment" box checked but without the number of shares designated, the form will be returned to the shareholder for completion.

Cost

8. Are there any expenses to participants in connection with purchases under the Plan?

      No. All costs of administration of the Plan are to be paid by the Company. There will be no service charges. There will be no brokerage commissions when shares are purchased under the Plan. In the event a participant withdraws from the Plan and requests the Company to instruct the Agent to sell the participant's shares held by the Agent pursuant to the Plan, the participant will be charged a brokerage commission on the sale and any transfer tax.

Purchases

9. What is the source of shares purchased under the Plan?

      Shares may be purchased under the Plan directly from the Company's authorized but unissued common shares, from the Company's treasury shares, by the Agent on the open market or in negotiated transactions, or a combination of the foregoing. The decision as to whether to purchase shares directly from the Company, from the Company's treasury shares, on the open market or in negotiated transactions will take into account the Company's need for common equity, general market conditions, and any other factors considered to be relevant.

10. What will be the price of the common shares purchased under the Plan?

      The price of the common shares purchased directly from the Company under the Plan will be the average of the closing prices for the Company's common shares as quoted on the Nasdaq Stock Market on the Dividend Investment Date or Cash Investment Date and each of the preceding four trading days. If there is no substantial trading in the Company's common shares for any day in the five-day period, or if Nasdaq does not issue any quotations of the Company's common share transactions for any day in the five-day period, the purchase price shall be determined by the Company on the basis of such market quotations or other method as the Company deems appropriate.

      The purchase price of common shares purchased on the open market or in negotiated transactions will be the weighted average price for all shares acquired by the Agent for the Plan during the 30-day Investment Period. The Investment Period is the 30-day period beginning on the Dividend Investment Date or Cash Investment Date.

11. How many common shares will be purchased for participants?

      The number of shares to be purchased depends on the amount of the participant's reinvested dividends or optional cash investments, and on the price of the common shares. Each participant's account will be credited with a number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the purchase price.

12. When shall purchases of common shares be made?

      Purchases of common shares from the Company shall be made as of the Dividend Investment Date or Cash Investment Date. The Dividend Investment Date is each of the common share dividend payment dates and the preferred share dividend payment dates. The Cash Investment Dates are the first days of each month.

      Purchases of common shares in the open market or in negotiated transactions shall be made by the Agent within the 30-day Investment Period, subject to applicable requirements of federal or state securities laws affecting the timing and manner of purchases of common shares for the Plan. Common shares purchased on the open market or in negotiated transactions will be credited to participants' accounts as of the last day of the Investment Period or as of the date on which all purchases for the Investment Period are completed.

      Subject to any limitations imposed by federal or state securities laws, the Agent will have full discretion as to all matters relating to open market purchases, including determination of the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which such shares are to be purchased (including in the over-the-counter market or in negotiated transactions) and the persons (including other brokers and dealers) from or through whom such purchases are made. The Company reserves the right to designate an independent broker to purchase the stock on the open market.

      The transfer of shares to participants' accounts under the Plan will be made as of the Dividend Investment Date or Cash Investment Date, or as of the last day of the Investment Period but, for administrative reasons, may not be effected until up to fourteen days after the related Dividend Investment Date or Cash Investment Date, or last day of the Investment Period.

      No interest will be paid by the Company or the Agent on cash dividends or optional cash investments held under the Plan.

Optional Cash Investments

13. How do optional cash investments work?

      Optional cash investments received by the Agent from a participant who has dividends reinvested under the Plan on or prior to the fifth business day preceding a Cash Investment Date will be applied to the purchase of additional common shares as of that Cash Investment Date. The price of the common shares purchased with optional cash investments will be the price described in Question 10 above. No interest will be paid by the Company or the Agent on optional cash investments held under the Plan. Consequently, participants are strongly urged to make their optional cash investments shortly before a Cash Investment Date. However, participants should allow sufficient time to ensure that their investment is received by the Agent on or prior to the fifth business day preceding a Cash Investment Date. Optional cash investments should only be sent to the address indicated on the Cash Investment Forms to be provided to participants in the Plan. Deliveries to any other address do not constitute valid delivery.

14. How may optional cash investments be made?

      An optional cash investment may be made by a participant who has dividends reinvested under the Plan by enclosing a check made payable to First Union National Bank with a Cash Investment Form to be provided by the Agent. Optional cash investments may be made through the use of the Cash Investment Forms, sent by the Agent to participants. The same amount of money need not be sent each month, and there is no obligation to make an optional cash investment for each or any Cash Investment Date. A Cash Investment Form may be obtained by a participant in the Plan at any time by written request to the Agent at 1525 West W.T. Harris Boulevard, Building 3C3, Charlotte, NC 28288-1153, Attention:
Shareholder Customer Service, or by calling the Shareholder Customer Service Department of the Agent at (800) 829-8432.

      Optional cash investments, if made, may not be less than $10 per Cash Investment Date. The maximum optional cash investment is $50,000 per calendar year. Optional cash investments will be refunded if a written request for refund is received by the Agent at least five business days prior to the Cash Investment Date on which the cash investment otherwise would have been made.

Reports to Participants

15. How will participants be advised of their purchase of shares?

      As soon as practicable after each purchase a participant will receive a statement reflecting the purchase. These statements are a participant's continuing record of the cost of purchases under the Plan and should be retained for tax purposes. In addition, each participant will receive a Prospectus relating to the Plan, and copies of the same communications sent to every other shareholder, including the quarterly reports, annual report, notice of shaeholders' meeting and proxy statement, and income tax information for reporting dividends paid and shares sold.

Dividends on shares held under the Plan

16. Will Participants be credited with dividends on shares held in their accounts under the Plan?

      Yes. The Company pays dividends, as declared, to the record holders of all its shares. As the record holder for participants, the Agent will be entitled to receive dividends for all shares credited to participants' accounts on the record date. The Company will credit such dividends to participants on the basis of full and fractional shares held in their accounts, and, for dividends which are to be reinvested, will issue common shares to the Agent with respect to participants' shares subject to the Plan or instruct the Agent to make open market or negotiated purchases in accordance with the Plan with cash dividends paid to the Agent. Cash dividends on shares held under the Plan which a participant has elected not to reinvest will be paid directly to the participant.

Certificates for Shares

17. Will share certificates be issued for common shares purchased?

      Normally, certificates for common shares purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statements of account. This additional service protects against loss, theft or destruction of stock certificates.

      Certificates for any number of shares, up to the number of full shares credited to an account under the Plan, will be issued upon written request of a participant even though such participant wishes to remain in the Plan. This request should be mailed to the Agent at 1525 West W.T. Harris Boulevard, Building 3C3, Charlotte, NC 28288-1153, Attention: Shareholder Customer Service. Any remaining full shares and fractional share will continue to be credited to the participant's account.

      Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

      Certificates for a fractional share will not be issued under any circumstance.

18. In whose name will accounts be maintained and certificates registered when issued?

      Accounts for participants will be maintained by the Agent in the participants' names as shown on the Company's records at the time the participants enter the Plan. When issued, certificates for full shares will be registered in the account name.

      Upon written request, certificates also can be registered and issued in names other than the account name subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the certificate or stock power bears the signature of the participant and the signature is guaranteed by an eligible guarantor institution which is a member of, or participant in, a signature guarantee program within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934. The term "eligible guarantor institution" includes banks, registered securities brokers, credit unions and savings associations who participate in such a program.

Changing Method of Participation and Withdrawal

19. How does a participant change his or her method of participation?

      A participant may change his or her method of participation at any time by completing an Authorization Form and returning it to the Agent at 1525 West W.T. Harris Boulevard, Building 3C3, Charlotte, NC 28288-1153, Attention:
Shareholder Customer Service. An Authorization Form and postage paid envelope may be obtained as stated in Question 5. The amount of dividends to be reinvested as of the next Dividend Payment Date shall be in accordance with such later-dated Authorization Form if it is received by the Agent by the date upon which such dividend is declared, but shall be the amount indicated in the original Authorization Form if it is received after such date. A participant who provides the Agent with a later-dated Authorization Form in which the participant elects the safekeeping only option may not make optional cash investments and any optional cash investment held by the Agent for application on the next succeeding Cash Investment Date shall be returned to the participant, unless such later-dated Authorization Form is received after the fifth business day preceding the next Cash Investment Date.

20. May a participant withdraw from the Plan?

      Yes. The Plan is entirely voluntary and a participant may withdraw at any time. In order to withdraw from the Plan, a participant must provide the Agent with a properly executed Plan Withdrawal Form or other written instruction, in a form acceptable to the Agent, containing the same information required by the Plan Withdrawal Form.

      If the request to withdraw is received by the Agent after the date upon which a dividend is declared, but before the Dividend Investment Date upon which such dividend is to be paid, it shall not be effective until after the Dividend Investment Date. Thereafter all dividends will be paid in cash to the shareholder. A shareholder may elect to re-enroll in the Plan at any time. A participant who has withdrawn from the Plan may not make optional cash investments, and any optional cash investment held by the Agent for application on the next succeeding Cash Investment Date shall be returned to the withdrawing participant, unless such withdrawal request is received after the fifth business day preceding the next Cash Investment Date, in which case the withdrawal shall be effective after the next Cash Investment Date.

      As described in Question 17, certificates for any number of shares up to the number of full shares credited to a participant's account under the Plan will be issued to a participant upon request.

21. How does a participant withdraw from the Plan?

      In order to withdraw from the Plan, a participant must provide the Agent with a properly executed Plan Withdrawal Form. Plan Withdrawal Forms should be addressed to the Agent at 1525 West W.T. Harris Boulevard, Building 3C3, Charlotte, NC 28288-1153, Attention: Shareholder Customer Service. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share.

      Upon withdrawal from the Plan, the participant may, if the participant desires, request that all of the shares, both whole and fractional, credited to the participant's account in the Plan be sold. If a participant requests that such shares be sold, the sale will be made by the Agent in the market within ten trading days after receipt of the request. The participant will receive the proceeds of the sale less brokerage commissions, transfer tax and income tax withheld, if any.

22. What happens to a fraction of a share when a participant withdraws from the Plan?

      When a participant withdraws from the Plan a cash adjustment representing any fraction of a share will be mailed directly to the participant. The cash payment will be based on the selling price of the whole shares or on the closing price of the Common Stock on the business day on which the withdrawal request is received by the Agent as published in the Nasdaq Stock Market quotations in the Eastern Edition of The Wall Street Journal.

Other Information

23. What happens when a participant sells or transfers all of the shares registered in the participant's name?

      If a participant disposes of all shares of stock registered in the participant's name, the Company will, unless otherwise instructed by the participant, continue to provide for the reinvestment of the dividends on the shares held on the participant's behalf by the Agent under the Plan. Participants who desire to dispose of all shares held on their behalf by the Agent under the Plan must withdraw from the Plan as described in Question 21 above.

24. If the Company sells additional common shares through a rights offering, how will the rights on Plan shares be handled?

      In a rights offering, a participant will receive rights based upon shares held of record and whole shares credited to the participant's account under the Plan

25. What happens if the Company declares a stock split or stock dividend?

      Any split shares or stock dividend shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the shares held on the participant's behalf by the Agent.

26. How will a participant's shares held under the Plan be voted at meetings of shareholders?

      If shares registered in the name of a participant in the Plan are voted by the participant on any matter submitted to a meeting of shareholders, the Agent will vote shares held in the participant's account under the Plan in accordance with the participant's proxy for the shares registered in the participant's name. If no shares are registered in a participant's name, shares credited to the account of a participant under the Plan will be voted in accordance with instructions of the participant given on an instruction form which will be furnished to the participant. If the participant desires to vote in person at the meeting, a proxy for full shares credited to the participant's account under the Plan may be obtained upon written request received by the Agent at least 15 days before the meeting.

      If no instructions are received on a returned proxy card or instruction form, properly signed, with respect to any item thereon, all of the participant's shares--those registered in the participant's name, if any, and those credited to the participant's account under the Plan--will be voted in the same manner as for non-participating shareholders who return proxies and do not provide instructions: in accordance with the recommendations of the Company's management. If the proxy card or instruction form is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

27. What are the Federal Income Tax Consequences of Participation in the Plan?

      (a) Treatment of Dividends Generally. In general, except as described below, the federal income tax consequences to an individual or a corporate participant in the Plan may be summarized as follows:

            (i) With respect to reinvested cash dividends used to purchase authorized but unissued common shares or treasury shares directly from the Company, a participant will be treated for federal income tax purposes as having received a distribution in an amount equal to the fair market value on the dividend payment date of the full number of common shares and any fractional share distributed on that date. The fair market value of such shares on the dividend payment date will be treated as dividend income to the participant. The basis of the shares so purchased will be equal to the fair market value of such shares on the dividend payment date.

            (ii) With respect to reinvested cash dividends used by the Agent to purchase shares for participants in the open market or in negotiated transactions upon instruction from the Company, a participant will be treated for federal income tax purposes as having received a dividend distribution in an amount equal to the cash reinvested plus any brokerage commissions paid by the Company to obtain the shares. The basis of the shares so purchased will be equal to the amount treated as a dividend distribution to the participant.

            (iii) A participant who purchases common shares with optional cash investments will recognize no taxable income upon such purchases except to the extent of any brokerage commissions paid by the Company. The basis of shares purchased in this manner will be the amount of the optional cash investment plus brokerage commissions, if any.

            (iv) Generally, a corporation may deduct 70% of the dividends received or accrued from a domestic corporation.

            (v) A participant's holding period for common shares acquired pursuant to the Plan will begin on the day following the date the shares are credited to the participant's account.

            (vi) A participant will not realize taxable income as a result of receipt of certificates for whole common shares credited to the participant's account, either upon the participant's request for those shares or upon withdrawal from participation in or termination of the Plan.

            (vii) A participant will realize gain or loss when the common shares are sold or exchanged, and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a common share credited to the participant's account upon termination of participation in or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis therefor.

            (viii) For participants who are subject to federal and/or state income tax withholding, the Company will provide for the investment in common shares an amount equal to the dividends less the amount of federal and state income tax required to be withheld by the Company.

      (b) Withholding on Dividends Paid. Payors of reportable dividends and reportable proceeds from the redemption or sale of shares are required to withhold federal income tax equal to 31% from amounts paid or credited to the accounts of nonexempt payees who have failed to furnish the payor with information relating to their federal income tax status, including their correct taxpayer identification numbers as certified on a Form W-9 or a substitute therefor acceptable to the Company in accordance with applicable Regulations of the Internal Revenue Service. Several states have similar state income tax withholding requirements that may apply. If a participant is subject to the 31% federal withholding or any applicable state withholding, the Company will deduct the amount required to be withheld from such dividends or proceeds before such dividends are used to purchase shares from the Company or paid to the Agent to be used for the purchase of shares in the open market or in negotiated transactions. Payments of dividends and proceeds to nonexempt persons and amounts, if any, of tax withheld will be reported to the Internal Revenue Service and the applicable states by the Company as required by law.

      In the case of a foreign shareholder whose dividends are subject to United States income tax withholding and any applicable State income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount of dividends to be reinvested. The statements confirming purchases made for foreign participants will indicate the amount of tax withheld. The taxation of foreign shareholders is complicated, and, except as noted, is not discussed in this Prospectus. Accordingly, Plan participants should consult with their own tax advisors with respect to federal and foreign tax consequences of participation in the Plan.

      (c) Consultation with Tax Advisor Urged. All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal by them of shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

28. May the Plan be changed or discontinued?

      While the Company hopes to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to participants.

29. What is the responsibility of the Company and the Agent under the Plan?

      The Company and the Agent will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased for the participant's account and the times when the purchases are made, or with respect to any fluctuation in the market value after purchase or sale of shares.

      The participant should recognize that neither the Company nor the Agent can assure the participant of a profit or protect against a loss on the shares purchasd under the Plan.

30. Who interprets and regulates the Plan?

      The terms and conditions of the Plan and its operation shall be governed by and construed in accordance with the laws of the State of Maine. The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

                                USE OF PROCEEDS

      The Company does not know whether all of the common shares covered by this Prospectus will be sold or the exact prices at which they will be sold. The net proceeds from the purchase of common shares directly from the Company will be used for capital expenditures for extensions, additions and improvements to the utility plant and properties of the Company's subsidiaries or for the payment of obligations of the Company or its subsidiaries incurred for such expenditures, for potential acquisitions and for the other general corporate purposes. The Company will receive no proceeds from open market or negotiated purchases.

                                 LEGAL OPINION

      The validity of the additional common shares was passed upon for the Company by its Counsel, Drummond Woodsum & MacMahon, 245 Commercial Street, Portland, Maine. The consent of Drummond Woodsum & MacMahon to the use of its opinion and to the reference to it in the Registration Statement was contained in its opinion.

                                    EXPERTS

      The consolidated financial statements and schedules of the Company and its subsidiaries which are incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


=================================================


      No dealer, salesman or any other person
has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This
Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.


=================================================




=================================================


                  Consumers
                Water Company



            Dividend Reinvestment
                     and
                 Common Share
                Purchase Plan

                  Prospectus



               February 12, 1998


=================================================



     PART II. UNDERTAKING AND OTHER INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution*

                                                              Amount
                                                              ------

          SEC Registration Fee..............................  $  2,877
          Printing Expenses.................................     3,355
          Accounting Fees and Expenses......................       500
          Legal Fees and Expenses...........................     7,000
          Fees of Agent ....................................        **
          Blue Sky Fees and Expenses........................     1,500
          Miscellaneous.....................................       268
                                                              --------

                Total.......................................  $ 15,500
                                                              ========

-------------------
<F*>   All expenses except the SEC Registration Fee are estimated.

<F**>  See Exhibit 4.4.


Item 15.  Indemnification of Directors and Officers.

      Section 719 of the Maine Business Corporation Act provides in its entirety as follows:


      [SECTION] 719. Indemnification of officers, directors, employees and agents; insurance

            1. A corporation shall have power to indemnify or, if so provided in the bylaws, shall in all cases indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:

            A. Not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or

            B. With respect to any criminal action or proceeding, to have had reasonable cause to believe that that person's conduct was unlawful.

      The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that that person did not act honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that that person's conduct was unlawful.

            1-A. Notwithstanding any provision of subsection 1, a corporation shall not have the power to indemnify any person with respect to any claim, issue or matter asserted by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

            2. Any provision of subsection 1, 1-A or 3 to the contrary notwithstanding, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection 1 or 1-A, or in defense of any claim, issue or matter therein, that director, officer, employee or agent shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by that director, officer, employee or agent in connection therewith. The right to indemnification granted by this subsection may be enforced by a separate action against the corporation, if an order for indemnification is not entered by a court in the action, suit or proceeding wherein that director, officer, employee or agent was successful on the merits or otherwise.

            3. Any indemnification under subsection 1, unless ordered by a court or required by the bylaws, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances and in the best interests of the corporation. That determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to that action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. Such a determination once made may not be revoked and, upon the making of that determination, the director, officer, employee or agent may enforce the indemnification against the corporation by a separate action notwithstanding any attempted or actual subsequent action by the board of directors.

            4. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be authorized and paid by the corporation in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in subsection 3 that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification satisfied the standard of conduct prescribed by subsection 1, or if so provided in the bylaws, these expenses shall in all cases be authorized and paid by the corporation in advance of the final disposition of that action, suit or proceeding upon receipt by the corporation of:

            A. A written undertaking by or on behalf of the officer, director, employee or agent to repay that amount if that person is finally adjudicated:

                  (1) Not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of such plan or trust or its participants or beneficiaries;

                  (2) With respect to any criminal action or proceeding, to have had reasonable cause to believe that the person's conduct was unlawful; or

                  (3) With respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of the corporation, to be liable to the corporation, unless the court in which that action, suit or proceeding was brought permits indemnification in accordance with subsection 2; and

            B. A written affirmation by the officer, director, employee or agent that the person has met the standard of conduct necessary for indemnification by the corporation as authorized in this section.

      The undertaking required by paragraph A shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment.

            5. The indemnification and entitlement to advances of expenses provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification required by the bylaws may be enforced by a separate action against the corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

            6. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under this section.

            7. For purposes of this section, references to the "corporation" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger.

                              -------------------

      Article XIV of the Company's Bylaws, which provides for the indemnification of directors, officers and employees, is incorporated herein by reference to Exhibit 3.2 to Consumers Water Company's Annual Report on Form 10-K for the year ended December 31, 1993.

                              -------------------

      The Company has entered into an Indemnification Agreement with each person who is a current member of the board of directors or a current executive officer of the Company, pursuant to which the Company agrees to hold harmless and indemnify such person to the full extent authorized or permitted by Maine law. The form of Indemnification Agreement entered into with each such person is incorporated by reference to Exhibit 10.8 to Consumers Water Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

                              -------------------

      The Company has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.


Item 16.  Exhibits

      The following Exhibits are submitted in response to this item:

   4.1 Conformed copy of Restated Articles of Incorporation of Consumers Water Company, as amended, incorporated by reference to Exhibit 3.1 to Consumers Water Company's Annual Report on Form 10-K for the year ended December 31, 1996.

   4.2 Bylaws of Consumers Water Company, as amended March 2, 1994, incorporated by reference to Exhibit 3.2 to Consumers Water Company's Annual Report on Form 10-K for the year ended December 31, 1993.

   4.3 Copy of Dividend Reinvestment and Common Share Purchase Plan, as amended, is submitted herewith as Exhibit 4.3.

   4.4 Form of Agreement between Consumers Water Company and the Plan Agent is submitted herewith as Exhibit 4.4.

   5 Opinion of Drummond Woodsum & MacMahon as to legality of the shares registered is submitted herewith as Exhibit 5.

  23.1 The Consent of Arthur Andersen LLP, Consumers Water Company's auditors, is submitted herewith as Exhibit 23.1.

  23.2 The Consent of Drummond Woodsum & MacMahon, counsel to the Company, is included in their opinion submitted herewith as Exhibit 5.

  24        Powers of attorney are included as part of the signature page.

  27 Financial Data Schedule, incorporated by reference to Exhibit 27 to Consumers Water Company Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.


Item 17.  Undertakings

      a.    The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by section 10(a)3 of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3,Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)3 of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

      b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Consumers Water Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland and State of Maine on the 12th day of February, 1998.

                                       Consumers Water Company


                                       By: /s/ Peter L. Haynes
                                           ------------------------------------
                                           Peter L. Haynes
                                           President


                               POWER OF ATTORNEY

      We, the undersigned, officers and directors of Consumers Water Company, hereby authorize and direct Peter L. Haynes, Keith C. Jones, or either of them acting singly, as Attorney-in-Fact, to execute in the name and on behalf of each of the undersigned persons, and in the respective capacities indicated below, any amendment or amendments to this Registration Statement of Consumers Water Company under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

                              -------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Title                         Date
         ---------                          -----                         ----

/s/ Peter L. Haynes             President and Director             February 12, 1998
----------------------------    (Principal Executive Officer)
    Peter L. Haynes


/s/ John F. Isacke              Senior Vice President              February 12, 1998
----------------------------    (Principal Financial Officer)
    John F. Isacke


/s/ Gary E. Wardwell            Controller                         February 12, 1998
----------------------------    (Principal Accounting Officer)
    Gary E. Wardwell





/s/ Michel Avenas               Director                           February 12, 1998
----------------------------
    Michel Avenas


/s/ Jack S. Ketchum             Director                           February 12, 1998
----------------------------
    Jack S. Ketchum


/s/ John E. Menario             Director                           February 12, 1998
----------------------------
    John E. Menario


/s/ Jane E. Newman              Director                           February 12, 1998
----------------------------
    Jane E. Newman


/s/ John E. Palmer, Jr.         Director                           February 12, 1998
----------------------------
    John E. Palmer, Jr.


/s/ William B. Russell          Director                           February 12, 1998
----------------------------
    William B. Russell


/s/ Robert O. Viets             Director                           February 12, 1998
----------------------------
    Robert O. Viets


                                 EXHIBIT INDEX


Exhibit
-------

  4.1 Conformed copy of Restated Articles of Incorporation of Consumers Water Company, as amended, incorporated by reference to Exhibit 3.1 to Consumers Water Company's Annual Report on Form 10-K for the year ended December 31, 1996.

  4.2 Bylaws of Consumers Water Company, as amended March 2, 1994, incorporated by reference to Exhibit 3.2 to Consumers Water Company's Annual Report on Form 10-K for the year ended December 31, 1993.

  4.3 Copy of Dividend Reinvestment and Common Share Purchase Plan, as amended, is submitted herewith as Exhibit 4.3.

  4.4 Form of Agreement between Consumers Water Company and the Plan Agent is submitted herewith as Exhibit 4.4.

  5 Opinion of Drummond Woodsum & MacMahon as to legality of the shares registered is submitted herewith as Exhibit 5.

 23.1 The Consent of Arthur Andersen LLP, Consumers Water Company's auditors, is submitted herewith as Exhibit 23.1.

 23.2 The Consent of Drummond Woodsum & MacMahon, counsel to the Company, is included in their opinion submitted herewith as Exhibit 5.

 24         Powers of attorney are included as part of the signature page.

 27 Financial Data Schedule, incorporated by reference to Exhibit 27 to Consumers Water Company Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.